Exhibit 10.92

P-COM, INC. SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of June 6, 2002, by and among P-COM, INC., a Delaware corporation (the “Company”), and the purchasers listed on Schedule A attached hereto (collectively, the “Purchasers” and individually, a “Purchaser”).

1.  AUTHORIZATION OF SALE OF THE SHARES

Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 92,857,142 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company.

2.  AGREEMENT TO SELL AND PURCHASE THE SHARES

2.1  Purchase and Sale

Subject to the terms and conditions of this Agreement, each Purchaser severally agrees to purchase, and the Company agrees to sell and issue to each Purchaser, at the Closing (as defined below) that number of Shares set forth opposite such Purchaser’s name on Schedule A attached hereto.

2.2  Purchase Price

The purchase price of each Share shall be $0.14 (the “Per Share Price”). The Company shall not, during the period beginning on the date of this Agreement and ending ninety (90) days after the Closing Date (as defined below), without adjusting the price per Share hereunder accordingly, sell or issue or enter into an agreement to sell or issue (i) shares of Common Stock at a price per share of less than the Per Share Price, or (ii) options, warrants or any other securities that can be converted into, or otherwise exchanged for, shares of the Company’s common stock at a conversion, exchange or exercise price per share of less than the Per Share Price. In the event the Company shall, during the period beginning on the date of this Agreement and ending ninety (90) days after the Closing Date, sell any shares of the Company’s common stock at, or any instruments that can be converted into or otherwise exchanged for the Company’s common stock (the “Subsequent Sale”) exercisable at, a price per share (the “Subsequent Purchase Price”) of less than the Per Share Price, the Company shall, within ten (10) business days of the Subsequent Sale, pay to the Purchaser a cash amount equal to the number of Shares times the difference between the Per Share Price and the Subsequent Purchase Price.

3.  DELIVERY OF THE SHARES AT THE CLOSING

(a)  The completion of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of Brobeck Phleger & Harrison, counsel to the Company, at 12390 El Camino Real, San Diego, California at 9:00 a.m. local time on June 10, 2002 or such other place, time and date as may be agreed by the parties (the “Closing Date”).

(b) At the Closing, the Company shall authorize its transfer agent (the “Transfer Agent”) to issue to each Purchaser one or more stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser in writing, representing the number of Shares set forth in Section 2 above and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 under the Securities Act. The Company will deliver such certificate(s) (the “Certificates”) against delivery of payment for the Shares by the Purchasers. Prior to the Purchasers’ delivery of payment for the Shares, the Company will deliver via facsimile a copy of the Certificates to be delivered upon Closing to the office of the Purchasers (at the fax number indicated on the signature pages attached hereto).

(c)  The Company’s obligation to complete the purchase and sale of the Shares shall be subject to the following conditions, any one or more of which may be waived by the Company:

(i)  receipt by the Company from stockholders holding rights to require the Company to register the sale of any securities owned by such holder in the Registration Statement (as defined below) of waivers of such rights (including the waiver of any notice requirements related to such rights);

(ii)  receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased under this Agreement; and

(iii)  the accuracy in all material respects of the representations and warranties made by the Purchasers and the fulfillment in all material respects of those undertakings of the Purchasers to be fulfilled before the Closing.

(d)  The Purchasers’ obligations to accept delivery of such stock certificates and to pay for the Shares evidenced by the certificates shall be subject to the following conditions, any one or more of which may be waived by a Purchaser with respect to such Purchaser’s obligation:

(i)  the representations and warranties made by the Company in this Agreement shall be accurate in all material respects (except to the extent any representation and warranty is already qualified by materiality, in which case it shall be true and correct in all respects) and the undertakings of the Company shall have been fulfilled in all material respects on or before the Closing;

(ii)  the Company shall have delivered to the Purchasers a certificate executed by the chairman of the board or president and the chief financial or accounting officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that the representations and warranties of the Company set forth in Section 4 hereof are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and that the Company has complied with all the agreements and satisfied all the conditions in this Agreement on its part to be performed or satisfied on or before the Closing Date;

(iii)  the Company shall have delivered to Purchasers a legal opinion in substantially the form attached hereto as Exhibit A;

(iv)  the Company shall have obtained gross proceeds of at least $8,000,000 from the sale of the Shares at the Closing;

(v)  on the Closing Date, the Company will have complied with the requirements of NASDAQ Marketplace Rule 4350(i) to the satisfaction of the State of Wisconsin Investment Board (“SWIB”); and

(vi)  on the Closing Date, the Company’s transfer agent will have delivered to SWIB a certificate signed by such transfer agent that the issued and outstanding capital stock of the Company consists of approximately 91,400,000 shares of Common Stock (plus or minus 500,000 shares).

(e)  The Company will have the right, for a period of forty-five (45) days from the Closing Date, to issue and sell to one or more Satisfactory Investors, up to the number of Shares not purchased by the Purchasers hereunder. Such issuance shall be effected, if at all, by the execution and delivery of a Second Closing Agreement, the form of which is attached hereto as Exhibit B. Upon the closing of the sale of Shares to such Satisfactory Investors, such Satisfactory Investors shall be deemed “Purchasers” for purposes of this Agreement. As used herein, the term “Satisfactory Investors” means one or more persons identified by SWIB as being acceptable and SWIB has notified the Company in writing of such fact.

4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

Except as set forth on the Schedule of Exceptions delivered to the Purchasers separately, the Company hereby represents, warrants and covenants to the Purchasers as follows (which representations, warranties and covenants shall be deemed to apply, where appropriate, to each subsidiary of the Company):

4.1  Organization and Qualification

The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company.

4.2  Capitalization

(a)  The authorized capital stock of the Company consists of 345,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock.

(b)  As of the date of this Agreement, the issued and outstanding capital stock of the Company consists of 91,365,769 shares of Common Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

(c)  The Company has reserved 9,301,792 shares of Common Stock for issuance upon the exercise of stock options granted or available for future grant under the Company’s 1995 Stock Option/Stock Issuance Plan.

(d)  The Company has reserved 3,322,251 shares of Common Stock for issuance upon the exercise of outstanding warrants to purchase Common Stock.

With the exception of the foregoing, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

4.3  Issuance, Sale and Delivery of the Shares

(a)  The Shares have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The certificates evidencing the Shares are in due and proper form under Delaware law.

(b)  The issuance of the Shares is not subject to preemptive or other similar rights. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated in this Agreement.

(c)  Subject to the accuracy of the Purchasers’ representations and warranties in Section 5 of this Agreement, the offer, sale, and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

4.4  Financial Statements

The financial statements included (as exhibits or otherwise) in the Company Documents (as defined below) present fairly the financial position of the Company as of the dates indicated and the results of their operations for the periods specified. Except as otherwise stated in such Company Documents, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and any supporting schedules included with the financial statements present fairly the information stated in the financial statements. The financial and statistical data set forth in the Company Documents were prepared on an accounting basis consistent with such financial statements.

4.5  No Material Change

Since March 31, 2002,

(a)  there has been no material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business;

(b)  there have been no transactions entered into by the Company other than those in the ordinary course of business, which are material with respect to the Company; and

(c)  there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

The Company has no material contingent obligations.

4.6  Environmental

Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company,

(a)  the Company is in compliance with all applicable Environmental Laws (as defined below);

(b)  the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals;

(c)  there are no pending or, to the best knowledge of the Company, threatened Environmental Claims (as defined below) against the Company; and

(d)  under applicable law, there are no circumstances with respect to any property or operations of the Company that are reasonably likely to form the basis of an Environmental Claim against the Company.

For purposes of this Agreement, the following terms shall have the following meanings: “Environmental Law” means any United States (or other applicable jurisdiction’s) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

4.7  No Defaults

The Company is not in violation of its certificate of incorporation or bylaws or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust, or other instrument or material agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject.

4.8  Labor Matters

No labor dispute with the employees of the Company exists or, to the best knowledge of the Company, is imminent.

4.9  No Actions

There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company which, singly or in the aggregate, might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, or which, singly or in the aggregate, might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, nor, to the best knowledge of the Company, is there any reasonable basis therefor. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, singly or in the aggregate, would have a material adverse effect on the assets, properties or business of the Company.

4.10  Intellectual Property

(a)  The Company, to the best of its knowledge in the course of diligent inquiry, owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets that are material to the business of the Company as now conducted and as proposed to be conducted (in this Agreement called the “Proprietary Rights”), or is seeking, or will seek, to obtain rights to use such Proprietary Rights that are material to the business of the Company as proposed to be conducted.

(b)  The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights which are material to the business of the Company.

(c)  No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Proprietary Rights, nor, to the best knowledge of the Company, is there any reasonable basis therefor.

(d)  The Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and has not entered into or is not a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights.

(e)  The Company has not received written notice of any pending conflict with or infringement upon any third-party proprietary rights.

(f)  The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business. No claims have been asserted by any person with respect to the validity of the Company’s ownership or right to use the Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful.

(g)  The Company has complied, in all material respects, with its obligations relating to the protection of the Proprietary Rights which are material to the business of the Company used pursuant to licenses.

(h)  To the best knowledge of the Company, no person is infringing on or violating the Proprietary Rights.

4.11  Permits

The Company possesses and is operating in compliance with all material licenses, certificates, consents, authorities, approvals and permits from all state, federal, foreign and other regulatory agencies or bodies necessary to conduct the businesses now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permit or any circumstance which would lead it to believe that such proceedings are reasonably likely which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company.

4.12  Due Execution, Delivery and Performance

(a)  This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b)  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement, including the sale, issuance and delivery of the Shares, (i) have been duly authorized by all necessary corporate action on the part of the Company, its directors and stockholders; (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject; (iii) will not trigger anti-dilution rights or other rights to acquire additional equity securities of the Company; and (iv) will not result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

4.13  Properties

The Company has good and marketable title to its properties, free and clear of all material security interests, mortgages, pledges, liens, charges, encumbrances and claims of record. The properties of the Company are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses. Any real property held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company. The Company owns or leases all such properties as are necessary to its business or operations as now conducted.

4.14  Compliance

The Company has conducted and is conducting its business in compliance with all applicable Federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company.

4.15  Security Measures

The Company takes security measures designed to enable the Company to assert trade secret protection in its non-patented technology.

4.16  Contributions

To the best of the Company’s knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation.

4.17  Use of Proceeds; Investment Company

The Company intends to use the proceeds from the sale of the Shares for working capital and other general corporate purposes. The Company is not now, and after the sale of the Shares under this Agreement and under all other agreements and the application of the net proceeds from the sale of the Shares described in the proceeding sentence will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.18  Prior Offerings

All offers and sales of capital stock of the Company before the date of this Agreement were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

4.19  Taxes

The Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

4.20  Other Governmental Proceedings

To the Company’s knowledge, there are no rulemaking or similar proceedings before any Federal, state, local or foreign government bodies that involve or affect the Company, which, if the subject of an action unfavorable to the Company, could involve a prospective material adverse change in or effect on the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company.

4.21  Non-Competition Agreements

To the knowledge of the Company, any full-time employee who has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company is neither in violation of nor is expected to be in violation of that agreement as a result of the business currently conducted or expected to be conducted by the Company or such person’s performance of his or her obligations to the Company. The Company has not received written notice that any consultant or scientific advisor of the Company is in violation of any non-competition, non-disclosure, confidentiality or similar agreement.

4.22  Transfer Taxes

On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchasers under this Agreement will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

4.23  Insurance

The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

4.24  Governmental/ Regulatory Consents

No registration, authorization, approval, qualification or consent with or required by any court or governmental/ regulatory authority or agency is necessary in connection with the execution and delivery of this Agreement or the offering, issuance or sale of the Shares under this Agreement.

4.25  Securities and Exchange Commission Filings

The Company has timely filed with the Securities and Exchange Commission (the “Commission”) all documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

4.26  Additional Information

The Company represents and warrants that the information contained in the following documents (the “Company Documents”), which will be provided to Purchaser before the Closing, is or will be true and correct in all material respects as of their respective final dates:

(a)  the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

(b)  the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002;

(c)  the Company’s Proxy Statement for its 2002 Annual Meeting of Shareholders; and

(d)  all other documents, if any, filed by the Company with the Commission since March 31, 2002 pursuant to the reporting requirements of the Exchange Act.

4.27  Contracts

The contracts described in the Company Documents or incorporated by reference therein are in full force and effect on the date hereof, except for contracts the termination or expiration of which would not, singly or in the aggregate, have a material adverse effect on the business, properties or assets of the Company. Neither the Company nor, to the best knowledge of the Company, any other party is in material breach of or default under any such contracts.

4.28  No Integrated Offering

Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to the Purchasers. Except as contemplated by Section 3(e), the issuance of the Shares to the Purchasers will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of the Securities Act or any applicable rules of Nasdaq (or of any national securities exchange on which the Company’s Common Stock is then traded). Except as contemplated by Section 3(e), the Company will not make any offers or sales of any security (other than the Shares) that would cause the offering of the Shares to be integrated with any other offering of securities by the Company for purposes of any registration requirement under the Securities Act or any applicable rules of Nasdaq (or of any national securities exchange on which the Company’s Common Stock is then traded).

4.29  Listing of Shares

The Company agrees to promptly secure the listing of the Shares upon each national securities exchange or automated quotation system upon which shares of Common Stock are then listed and, so long as any Purchaser owns any of the Shares, shall maintain such listing of all Shares. The Company has taken no action designed to delist, or which is likely to have the effect of delisting, the Common Stock from any of the national securities exchange or automated quotation system upon which the shares of Common Stock are then listed.

4.30  No Manipulation of Stock

The Company has not taken and will not, in violation of applicable law, take any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

5.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

5.1  Securities Law Representations and Warranties

Each Purchaser represents, warrants and covenants to the Company as follows:

(a)  The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares.

(b)  The Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations thereunder) only, and has no present intention of distributing any of the Shares nor any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(11) of the Securities Act, other than as contemplated in Section 7 of this Agreement.

(c)  The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).

(d)  The Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Statement Questionnaire, attached to this Agreement as Appendices I and II, for use in preparation of the Registration Statement (as defined in Section

7.3 below), and the answers to the Questionnaires are true and correct as of the date of this Agreement and will be true and correct as of the effective date of the Registration Statement; provided that the Purchasers shall be entitled to update such information by providing notice thereof to the Company before the effective date of such Registration Statement.

(e)  The Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the Company Documents and the representations and warranties of the Company contained in this Agreement.

(f)  The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

5.2   Resales of Shares

(a)  The Purchaser hereby covenants with the Company not to make any sale of the Shares without satisfying the requirements of the Securities Act and the Rules and Regulations, including, in the event of any resale under the Registration Statement, the prospectus delivery requirements under the Securities Act, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company pursuant to a resale under the Registration Statement unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate officer’s certificate

(i)  in the form of Appendix III to this Agreement;

(ii)  executed by an officer of, or other authorized person designated by, the Purchaser; and

(iii)  to the effect that (A) the Shares have been sold in accordance with the Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied.

(b)  The Purchaser acknowledges that there may occasionally be times when the Company determines, in good faith following consultation with its Board of Directors or a committee thereof, the use of the prospectus forming a part of the Registration Statement (the “Prospectus,” as further defined in Section 7.3.1 below) should be suspended until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to the Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of the Prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to the Prospectus. The Company may, upon written notice to the Purchasers, suspend the use of the Prospectus for up to thirty (30) days in any 365-day period (less the number of days in such 365-day period that the Purchasers must suspend their use of the Prospectus pursuant to the first sentence of this paragraph) based on the reasonable determination of the Company’s Board of Directors that there is a significant business purpose for such determination, such as pending corporate developments, public filings with the

Commission or similar events. The Company shall in no event be required to disclose the business purpose for which it has suspended the use of the Prospectus if the Company determines in its good faith judgment that the business purpose should remain confidential. In addition, the Company shall notify each Purchaser (i) of any request by the Commission for an amendment or any supplement to such Registration Statement or any related prospectus, or any other information request by any other governmental agency directly relating to the offering, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any related prospectus or the initiation or threat of any proceeding for that purpose.

(c)  The Purchaser further covenants to notify the Company promptly of the sale of any of its Shares, other than sales pursuant to a Registration Statement contemplated in Section 7 of this Agreement or sales upon termination of the transfer restrictions pursuant to Section 7.4 of this Agreement.

5.3   Due Execution, Delivery and Performance

Each Purchaser represents and warrants to the Company as follows:

(a)  This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

(b)  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate, agency or other action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Purchaser is a party or by which it or any of them may be bound, or to which any of the property or assets of the Purchaser is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Purchaser or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

5.4   Prohibition on Shorting

Each Purchaser (“Warranting Purchaser”) represents, warrants and covenants to each other Purchaser and the Company that directly or indirectly none of such Warranting Purchaser, its affiliates or related entities (a) has ever held or will hold any (i) short positions in the Company’s securities or (ii) put or other option to dispose of the Company’s securities, or (b) has ever entered into or will enter into any transaction that has the effect of or is equivalent to selling short the Company’s securities. The parties to this Agreement intend that each Purchaser and the Company be direct beneficiaries of the rights and benefits arising from the representations, warranties and covenants made by each other Purchaser under this Section 5.4, and expressly acknowledge and agree that any such beneficiary may exercise and enforce such rights and benefits.

6.   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers in this Agreement and in the certificates for the Shares delivered pursuant to this Agreement shall survive the execution of this Agreement, the delivery to the Purchasers of the Shares being purchased and the payment therefor.

7.   FORM D FILING; REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT; COVENANTS

7.1  Form D Filing; Registration of Shares

7.1.1  Registration Statement; Expenses

The Company shall:

(a)  file in a timely manner a Form D relating to the sale of the Shares under this Agreement, pursuant to Securities and Exchange Commission Regulation D, unless the Company otherwise determines that such a filing is not necessary.

(b) as soon as practicable after the Closing Date, but in no event later than the 15th business day following the Closing Date, prepare and file with the Commission a Registration Statement on Form S-3 (or, if the Company is ineligible to use Form S-3, then on Form SB-2 or Form S-1) relating to the sale of the Shares by the Purchasers from time to time on the Nasdaq National Market (or the facilities of any national securities exchange on which the Company’s Common Stock is then traded) or in privately negotiated transactions (the “Registration Statement”);

(c)  provide to Purchasers any information required to permit the sale of the Shares under Rule 144A of the Securities Act;

(d)  subject to receipt of necessary information from the Purchasers, use its reasonable best efforts to cause the Commission to notify the Company of the Commission’s willingness to declare the Registration Statement effective on or before 90 days after the Closing Date;

(e)  notify Purchasers promptly upon the Registration Statement, and any post-effective amendment thereto, being declared effective by the Commission;

(f)  prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus (as defined in Section 7.3.1 below) and take such other action, if any, as may be necessary to keep the Registration Statement effective until the earlier of (i) the date on which the Shares may be resold by the Purchasers without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect;

(g)  promptly furnish to the Purchasers with respect to the Shares registered under the Registration Statement such reasonable number of copies of the Prospectus, including any supplements to or amendments of the Prospectus, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchasers;

(h)  during the period when copies of the Prospectus are required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder;

(i)  file documents required of the Company for customary Blue Sky clearance in all states requiring Blue Sky clearance; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(j)  advise each Purchaser, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest practicable moment if such stop order should be issued; and

(k)  bear all expenses in connection with the procedures in paragraphs (a) through (j) of this Section 7.1.1 and the registration of the Shares pursuant to the Registration Statement.

7.1.2  Delay in Effectiveness of Registration Statement

In the event that the Registration Statement is not declared effective on or before the 90th day following the Closing Date (the “Penalty Date”), the Company shall pay to each Purchaser liquidated damages in an amount equal to 0.25% of the total purchase price of the Shares purchased by such Purchaser pursuant to this Agreement for each week after the Penalty Date that the Registration Statement is not declared effective.

7.2  Transfer of Shares After Registration

Each Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

7.3  Indemnification

For the purpose of this Section 7.3, the term “Registration Statement” shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1.

7.3.1  Indemnification by the Company

The Company agrees to indemnify and hold harmless each of the Purchasers and each person, if any, who controls any Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations under this Agreement or under applicable law, and will reimburse each Purchaser and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use in the Registration Statement or the Prospectus, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5.2 or 7.2 of this Agreement respecting resale of the Shares, or (iii) the inaccuracy of any representations made by such Purchaser in this Agreement or (iv) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser before the pertinent sale or sales by the Purchaser.

7.3.2  Indemnification by the Purchaser

Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of such Purchaser to comply with the covenants and agreements contained in Sections 5.2 or 7.2 of this Agreement respecting the sale of the Shares or (ii) the inaccuracy of any representation made by such Purchaser in this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein; provided, however, that the Purchaser shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which the Purchaser has delivered to the Company in writing a correction before the occurrence of the transaction from which such loss was incurred, and the Purchaser will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

7.3.3  Indemnification Procedure

(a)  Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 to the extent it is not prejudiced as a result of such failure.

(b)  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are in conflict with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

(i)  the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action) or

(ii)  the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the provisions of this Section 7.3, the Purchaser shall not be liable for any indemnification obligation under this Agreement in excess of the amount of net proceeds received by the Purchaser from the sale of the Shares.

7.3.4  Contribution

If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement

(a)  in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the placement of Common Stock or

(b)  if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but the relative fault of the Company and the Purchaser in connection with the activities, statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.3.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7.3.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 7.3.4; provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 7.3 for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue activity, statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 7.3 are several and not joint.

7.4  Termination of Conditions and Obligations

The restrictions imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the passage of two years from the Closing Date (if the Purchaser is then eligible to sell the Shares under Rule 144(k)) or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

7.5  Information Available

From the date of this Agreement through the date the Registration Statement covering the resale of Shares owned by any Purchaser is no longer effective, the Company will furnish to such Purchaser:

(a)  as soon as practicable after available (but in the case of the Company’s Annual Report to Shareholders, as required by the Securities and Exchange Commission), one copy of

(i)  its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants);

(ii)  if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-K;

(iii)  if not included in substance in its Quarterly Reports to Shareholders, its quarterly reports on Form 10-Q; and

(iv)  a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);

(b)  upon the request of the Purchaser, a reasonable number of copies of the Prospectus to supply to any other party requiring the Prospectus.

7.6  Rule 144 Information

Until the earlier of (i) the date on which the Shares may be resold by the Purchasers without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect, the Company shall file all reports required to be filed by it under the Securities Act, the Rules and Regulations and the Exchange Act and shall take such further action to the extent required to enable the Purchasers to sell the Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

7.7  Stock Option Matters and Prohibition on Toxics

The Company shall, within forty-five (45) days of the Closing Date, adopt such amendments to, with respect to (i), (ii) and (v) below, the Company’s stock option plans and Bylaws, and, with respect to (iii) and (iv) below, the Company’s Bylaws (together, the “Stock Option Plan and Bylaw Amendments”) to provide that, unless approved by a majority vote of the shares of common stock of the Company outstanding, the company shall not:

(i)  grant any stock option, including any stock appreciation right, with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant;

(ii)  reduce the exercise price of any stock option, including any stock appreciation right, outstanding or to be granted in the future; cancel and re-grant options at a lower exercise price (including entering into any “6 month and 1 day” cancellation and re-grant scheme), whether or not the cancelled options are put back into the available pool for grant; replace underwater options with restricted stock in an exchange, buy-back or other scheme; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme;

(iii)  sell or issue any security of the Company convertible, exercisable or exchangeable into shares of common stock of the Company, having a conversion, exercise or exchange price per share which is subject to downward adjustment (except for appropriate adjustments made to give effect to any stock splits or stock dividends or for any securities that are issued in replacement of the Notes (as such term is defined in the Schedule of Exceptions); provided the terms of such replacement securities that would be in violation of the requirements of this Section 7.7 but for this exception shall be substantially the same as those that are currently contained in the Notes); or

(iv)  enter into (a) any equity line or similar agreement or arrangement; or (b) any agreement to sell common stock of the Company (or any security convertible, exercisable or exchangeable into shares of common stock (“Common Stock Equivalent”)) at a per share price (or, with respect to a Common Stock Equivalent, at a conversion, exercise or exchange price, as the case may be (“Equivalent Price”)) that is fixed or subject to adjustment after the execution date of the agreement, whether or not based on any predetermined price-setting formula or calculation method (except for appropriate adjustments made to give effect to any stock splits, reverse stock splits, or stock dividends). Notwithstanding the foregoing provisions of this Section 7.7, however, a price protection clause shall be permitted in an agreement for sale of common stock or Common Stock Equivalent, if such clause provides for an adjustment to the price per share of common stock or, with respect to a Common Stock Equivalent, to the Equivalent Price (provided that such price or Equivalent Price is fixed on or before the execution date of the agreement)(the “Fixed Price”) in the event that the Company, during the period beginning on the date of the agreement and ending no later than 90 days after the closing date of the transaction, sells shares of common stock or Common Stock Equivalent to another investor at a price or Equivalent Price, as the case may be, below the Fixed Price.

(v)  amend or repeal any of the provisions relating to (i) to (iv) above.

Upon the adoption of the Stock Option Plan and Bylaw Amendments, the Company shall promptly furnish a copy of such amendments to the Purchasers. The Company agrees that, prior to the adoption of the Stock Option Plan and Bylaw Amendments by all necessary corporate action of the Company as described above, the Company shall not conduct any of the actions specified in (i), (ii), (iii) or (iv) above of this Section 7.7.

7.8  REVERSE STOCK SPLIT

As soon as practicable but before the date of the Company’s appeal hearing with NASDAQ (currently schedule for June 28, 2002), the Company agrees to prepare and file with the Commission a preliminary proxy to seek shareholder approval, by means of a written consent solicitation, for an amendment to the Company’s Restated and Amended Articles of Incorporation to effect a reverse stock split of up to 1 for 10 (the “Amendment”). Thereafter, the Company will promptly and diligently undertake the steps necessary to obtain such shareholder consent and otherwise effectuate the Amendment.

8.	LEGAL FEES AND OTHER TRANSACTION EXPENSES

At the Closing, the Company agrees to pay the State of Wisconsin Investment Board for their reasonable legal and other transaction expenses (whether internal or external) arising in connection with the transactions contemplated by this Agreement.

9.	BROKER’S FEE

The Purchasers acknowledge that the Company has engaged Cagan McAfee Capital Partners for a fee in respect of the sale of the Shares to certain of the Purchasers. Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchasers. The Company shall indemnify and hold harmless the Purchasers from and against all fees, commissions or other payments owing by the Company to Cagan McAfee Capital Partners and any other person or firm acting on behalf of the Company hereunder.

10.	NOTICES

All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:

(a)  if to the Company, to:

P-Com, Inc.
3175 S. Winchester Boulevard
Campbell, California 95008
Attn: Chief Financial Officer

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)  if to a Purchaser, at its address as set forth on the signature page to this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

Such notice shall be deemed effectively given upon confirmation of receipt by facsimile, one business day after deposit with such overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.

11.	MODIFICATION; AMENDMENT

This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Purchasers who acquired or have the right to acquire eighty percent (80%) of the Shares, including the written consent of SWIB.

12.	TERMINATION

This Agreement may be terminated as to any Purchaser, at the option of such Purchaser if such Purchaser has not breached this Agreement, if the Closing has not occurred on or before thirty (30) days from the date of this Agreement.

13.	HEADINGS

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

14.	SEVERABILITY

If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

15.	GOVERNING LAW; JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the state of California and the federal law of the United States of America. The parties hereto hereby submit to the jurisdiction of the courts of the State of Wisconsin, or of the United States of America sitting in the State of Wisconsin, over any action, suit, or proceeding arising out of or relating to this Agreement. Nothing herein shall affect the right of the Purchaser to serve process in any manner permitted by law or limit the right of the Purchaser to bring proceedings against the Company in the competent courts of any other jurisdiction or jurisdictions.

16.	NO CONFLICTS OF INTEREST.

The Company represents, warrants, and covenants that, to the best of its knowledge, no trustee or employee of the State of Wisconsin Investment Board identified on the list attached hereto as Exhibit C, either directly or indirectly (a) currently holds, except as may be specifically set forth below, a personal interest in the Company or any of its affiliates (together, the “Entity”) or the Entity’s property or securities, or (b) will, in connection with the investment made pursuant to this Agreement, receive (i) a personal interest in the Entity or the Entity’s property or securities or (ii) anything of substantial economic value for his or her private benefit from the Entity or anyone acting on its behalf. As to ownership of an interest in the Entity’s publicly traded securities, “knowledge” hereunder is based on an examination of record holders of the Entity’s securities and actual knowledge of the undersigned.

17.	COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other parties.

[Signature pages follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

P-COM, INC.

By:	/s/ GEORGE P. ROBERTS
Name:	George Roberts
Its:	Chairman and Chief Executive Officer

STATE OF WISCONSIN INVESTMENT BOARD

By:	/s/ JOHN F. NELSON

Name:	John F. Nelson

Title:	Investment Director

Address:

121 East Wilson Street Madison, WI 53702 Facsimile: (608) 266-2436

PAC-LINK MANAGEMENT CORP

By:	/s/ JEFFREY Y. TANG

Name:	Jeffrey Y. Tang

Title:	Director

Address:

710 Lakeway Drive Suite 140, Sunnyvale, CA 94085 Facsimile:

SHARE PURCHASE AGREEMENT
SIGNATURE PAGE

ALLIANCE INVESTMENT & MANAGEMENT CORP.

By:	/s/ HSU SHAN-KO

Name:	Hsu Shan-Ko

Title:	Director

Address:

14F, 2, TUN HWA S. RD., SEC. 2, TAIPEI, TAIWAN R.O.C. FACSIMILE: 886-2-27552000

TAI YUEN VENTURE CAPITAL INVESTMENT CORP.

By:	/s/ HSU SHAN-KO

Name:	Hsu Shan-Ko

Title:	Director

Address:

14F, 2, TUN HWA S. RD., SEC. 2, TAIPEI, TAIWAN R.O.C. FACSIMILE: 886-2-27552000

FUYU (CAYMAN) VENTURE CAPITAL FUND

By:	/s/ JEFFREY Y. YANG

Name:	Jeffrey Y. Yang

Title:	Director

Address:

14F, 2, TUN HWA S. RD., SEC. 2, TAIPEI, TAIWAN R.O.C. FACSIMILE: 886-2-27552000

FUYU VENTURE CAPITAL INVESTMENT CORP.

By:	/s/ JEFFREY Y. YANG

Name:	Jeffrey Y. Yang

Title:	Chairman

Address:

14F, 2, TUN HWA S. RD., SEC. 2, TAIPEI, TAIWAN R.O.C. FACSIMILE: 886-2-27552000

SHARE PURCHASE AGREEMENT
SIGNATURE PAGE

CAGAN MCAFEE CAPITAL PARTNERS

By:	/s/ LAIRD CAGAN

Name:	Laird Cagan

Title:	Managing Director

Address:

10600 N. De Anza Boulevard Cupertino, CA 95014 Facsimile: (408) 873-0550

MYNTAHL CORPORATION

By:	/s/ RACHEL XU

Name:	Rachel Xu

Title:	U.S. Representative

Address:

43154 Osgood Road Freemont, CA 94539 Facsimile:

SHARE PURCHASE AGREEMENT
SIGNATURE PAGE

GRUBER & MCBAINE INTERNATIONAL

/s/ JOHN D. GRUBER

Address:

C/o Gruber & McBaine Cap Mgmt 50 Osgood Place San Francisco, CA 93133 Facsimile:

LAGUNITAS PARTNERS LP

/s/ JOHN D. GRUBER

Address:

C/o Gruber & McBaine Cap Mgmt 50 Osgood Place San Francisco, CA 93133 Facsimile:

SHARE PURCHASE AGREEMENT
SIGNATURE PAGE

NTI, LLC

By:	/s/ RAJENDRA SINGH

Name:	Rajendra Singh

Title:	Chairman & CEO

Address:

7925 Jones Branch, Suite 6300 McLean, VA 22102 Facsimile:

JEFF JOHNSON, AN INDIVIDUAL

/s/ JEFF JOHNSON

Address:

One Ecker Building, Suite 200 San Francisco, CA 94105 Facsimile:

SHARE PURCHASE AGREEMENT
SIGNATURE PAGE

RANDALL L. CARL, AN INDIVIDUAL

/s/ RANDALL L. CARL

Address:

3175 S. Winchester Boulevard Campbell, CA 95008 Facsimile: (503) 639-8693

ELLEN HANCOCK, AN INDIVIDUAL

/s/ ELLEN HANCOCK

Address:

101 First Street, #702 Los Altos, CA 94022 Facsimile:

SHARE PURCHASE AGREEMENT
SIGNATURE PAGE

SCHEDULE A

LIST OF PURCHASERS

Name and Address	Number of Shares Being Purchased		Purchase Amount ($)
State of Wisconsin Investment Board P.O Box 7842, Madison, WI 53702	11,464,286	*	1,605,000	*

Pac-Link Fund 14F, 2, Tun Hwa S. Rd., Sec 2, Taipei, Taiwan ROC	3,142,857		440,000

FuYu Venture Capital Investment Corp 14F, 2, Tun Hwa S. Rd., Sec 2, Taipei, Taiwan ROC	3,571,429		500,000

Tai Yuen Venture Capital Investment Fund 14F, 2, Tun Hwa S. Rd., Sec 2, Taipei, Taiwan ROC	2,571,429		360,000

Alliance Investment & Management 14F, 2, Tun Hwa S. Rd., Sec 2, Taipei, Taiwan ROC	3,142,857		440,000

FuYu (Cayman) Venture Capital Fund 14F, 2, Tun Hwa S. Rd., Sec 2, Taipei, Taiwan ROC	1,857,143		260,000

Lagunitas Partners 50 Osgood Place, San Francisco, CA 93133	607,143		85,000

Gruber & McBane International 50 Osgood Place, San Francisco, CA 93133	1,178,571		165,000

Cagan McAfee Capital Partners 10600 N. De Anza Blvd., Suite 250, Cupertino, CA 95014	14,285,714		2,000,000

MynTahl Corp. 43154 Osgood Road, Fremont, CA 94539	7,857,143		1,100,000

NTI, LLC 7925 Jones Branch Suite 6300, McLean, VA 22102	3,571,429		500,000

Winston-Lynn Properties (Jeff Johnson) One Ecker Building, Suite 200, San Francisco, CA 94105	3,571,429		500,000

Randall L Carl (P-Com management) 3175 S. Winchester Blvd., Campbell, CA 95008	357,143		50,000

Ellen Hancock (P-Com Special Advisor) 101 First Street, #702, Los Altos Hills, CA 94024	142,857		20,000

Total	57,321,430		$8,025,000

*	Purchase amount and shares subject to adjustment and limited to the first closing according to the following formula:

Purchase Amount Other Investors at First Closing = Total Investment

                                    .8

Total Investment X .2 = SWIB Investment

A-1

EXHIBIT A

To the Purchasers Listed on
Schedule A to the
P-Com, Inc. Share Purchase Agreement
dated as of June     , 2002

Ladies and Gentlemen:

We have acted as counsel for P-Com, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale to you of                shares of its Common Stock (the “Shares”) pursuant to the P-Com, Inc. Share Purchase Agreement dated as of June        , 2002 (the “Share Purchase Agreement”) among the Company and you. This opinion letter is being rendered to you pursuant to Section 3(d)(iii) of the Share Purchase Agreement in connection with the Closing of the sale of the Shares. Capitalized terms not otherwise defined in this opinion letter have the meanings given them in the Share Purchase Agreement.

In connection with the opinions expressed herein, we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Share Purchase Agreement and upon certificates and statements of government officials and of officers of the Company. We have also examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion letter the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

In rendering this opinion letter we have also assumed: (A) that the Share Purchase Agreement has been duly and validly executed and delivered by you or on your behalf, that each of you has the power to enter into and perform all your obligations thereunder and has taken any and all necessary corporate, partnership or other relevant action to authorize the Share Purchase Agreement, and that the Share Purchase Agreement constitutes a valid, legal, binding and enforceable obligation upon you; (B) that the representations and warranties made in the Share Purchase Agreement by you are true and correct; (C) that any wire transfers, drafts or checks tendered by you will be honored; and (D) if you are a corporation or other entity that you have filed any required state franchise, income or similar tax returns and have paid any required state franchise, income or similar taxes.

As used in this opinion letter, the expression “we are not aware” or the phrase “to our knowledge,” or any similar expression or phrase with respect to our knowledge of matters of fact, means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm principally responsible for handling current matters for the Company (and not including any constructive or imputed notice of any information), and after an examination of documents referred to herein and after inquiries of certain officers of the Company, no facts have been disclosed to us that have caused us to conclude that the opinions expressed are factually incorrect; but beyond that we have made no factual investigation for the purposes of rendering this opinion letter. Specifically, but without limitation, we have not searched the dockets of any courts and we have made no inquiries of securities holders or employees of the Company, other than such officers. No inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below.

This opinion letter relates solely to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal securities laws of the United States and we express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained.

Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below and except as set forth in the Share Purchase Agreement or the Schedule of Exceptions related thereto, we are of the opinion that as of the date hereof:

THE COMPANY IS A CORPORATION DULY INCORPORATED, VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF THE STATE OF DELAWARE. THE COMPANY IS QUALIFIED TO DO BUSINESS AS A FOREIGN CORPORATION IN THE STATE OF CALIFORNIA. THE COMPANY HAS THE REQUISITE CORPORATE POWER AND AUTHORITY TO OWN ITS PROPERTIES AND TO CONDUCT ITS BUSINESS AS, TO OUR KNOWLEDGE, IT IS PRESENTLY CONDUCTED.

THE EXECUTION, DELIVERY AND PERFORMANCE BY THE COMPANY OF THE SHARE PURCHASE AGREEMENT AND THE SALE, ISSUANCE AND DELIVERY TO YOU OF THE SHARES HAVE BEEN DULY AUTHORIZED BY ALL NECESSARY CORPORATE ACTION ON THE PART OF THE COMPANY, ITS DIRECTORS AND STOCKHOLDERS. THE SHARE PURCHASE AGREEMENT HAS BEEN DULY EXECUTED AND DELIVERED BY THE COMPANY AND CONSTITUTES A LEGAL, VALID AND BINDING OBLIGATION OF THE COMPANY, ENFORCEABLE BY YOU AGAINST THE COMPANY IN ACCORDANCE WITH ITS TERMS.

THE AUTHORIZED CAPITAL STOCK OF THE COMPANY CONSISTS OF 345,00,000 SHARES OF COMMON STOCK AND 2,000,000 SHARES OF PREFERRED STOCK.

THE SALE, ISSUANCE AND DELIVERY OF THE SHARES HAVE BEEN DULY AUTHORIZED AND, UPON PURCHASE PURSUANT TO THE TERMS OF THE SHARE PURCHASE AGREEMENT, THE SHARES WILL BE VALIDLY ISSUED, NONASSESSABLE AND FULLY PAID, AND FREE OF ANY LIENS CREATED BY THE COMPANY. TO OUR KNOWLEDGE, THE COMPANY IS NOT SUBJECT TO ANY PREEMPTIVE RIGHTS WITH REGARD TO THE ISSUANCE OF THE SHARES.

OTHER THAN IN CONNECTION WITH ANY SECURITIES LAWS (WITH RESPECT TO WHICH WE DIRECT YOU TO PARAGRAPH 7 BELOW), THE COMPANY’S EXECUTION AND DELIVERY OF, AND ITS PERFORMANCE AND COMPLIANCE AS OF THE DATE HEREOF WITH THE TERMS OF, THE SHARE PURCHASE AGREEMENT DO NOT VIOLATE ANY PROVISION OF ANY FEDERAL, DELAWARE CORPORATE OR CALIFORNIA LAW, STATUTE, RULE OR REGULATION APPLICABLE TO THE COMPANY OR ANY PROVISION OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION OR BYLAWS AND DO NOT CONFLICT WITH OR VIOLATE ANY MATERIAL PROVISIONS OF ANY OF THE MATERIAL AGREEMENTS FILED AS EXHIBITS TO THE COMPANY DOCUMENTS.

OTHER THAN IN CONNECTION WITH ANY SECURITIES LAWS (WITH RESPECT TO WHICH WE DIRECT YOU TO PARAGRAPH 7 BELOW) ALL CONSENTS, APPROVALS, ORDERS OR AUTHORIZATIONS OF, AND ALL QUALIFICATIONS BY AND FILINGS AND REGISTRATIONS WITH, ANY FEDERAL, DELAWARE CORPORATE OR CALIFORNIA STATE GOVERNMENTAL AUTHORITY ON THE PART OF THE COMPANY NECESSARY FOR THE ISSUANCE BY THE COMPANY OF THE SHARES AS CONTEMPLATED BY THE SHARE PURCHASE AGREEMENT HAVE BEEN MADE OR OBTAINED.

ON THE ASSUMPTION THAT THE REPRESENTATIONS OF THE PURCHASERS IN THE SHARE PURCHASE AGREEMENT ARE CORRECT, THE OFFER AND SALE OF THE SHARES TO THE PURCHASERS PURSUANT TO THE TERMS OF THE SHARE PURCHASE AGREEMENT ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SECTION 5 OF THE SECURITIES ACT AND FROM THE QUALIFICATION REQUIREMENT OF THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED.

EXCEPT AS SET FORTH IN THE SHARE PURCHASE AGREEMENT, WE ARE NOT AWARE THAT THERE IS ANY ACTION, PROCEEDING OR GOVERNMENTAL INVESTIGATION PENDING, OR OVERTLY THREATENED IN WRITING, AGAINST THE COMPANY THAT QUESTIONS THE VALIDITY OR ENFORCEABILITY OF, OR SEEKS TO ENJOIN OR INVALIDATE, THE SHARE PURCHASE AGREEMENT OR ANY ACTION TO BE TAKEN BY THE COMPANY IN CONNECTION THEREWITH.

Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

The legality, validity, binding nature and enforceability of the Company’s obligations under the Share Purchase Agreement may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; (2) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies; and (3) without limiting the generality of the foregoing, the effect of California court decisions and statutes which indicate that provisions of the Share Purchase Agreement which permit any of you to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for your protection.

We express no opinion as to the Company’s or this transaction’s compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations or Section 721 (as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988: the so-called “Exon-Florio” provision) of the Defense Production Act of 1950 and the regulations thereunder.

We express no opinion concerning the past, present or future fair market value of any securities.

We express no opinion as to the enforceability under certain circumstances of any provisions indemnifying a party against, or requiring contributions toward, that party’s liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy or prohibited by law. In this regard, we advise you that in the opinion of the Securities and Exchange Commission, provisions regarding indemnification of directors, officers and controlling persons of an issuer against liabilities arising under the Securities Act of 1933, as amended, are against public policy and are therefore unenforceable.

We express no opinion as to the enforceability under certain circumstances of any provisions prohibiting waivers of any terms of the Share Purchase Agreement other than in writing, or prohibiting oral modifications thereof or modification by course of dealing. In addition, our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts such as the Share Purchase Agreement.

We express no opinion as to the effect of Section 1670.5 of the California Civil Code or any other California law, federal law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy.

We express no opinion as to the effect of Sections 1203 and 1102(3) of the California Uniform Commercial Code or any other California law, federal law or equitable principle, providing for an obligation of good faith in the performance or enforcement of contracts and prohibiting disclaimer of such obligation.

Our opinions in paragraphs 5 and 6 are limited to laws and regulations normally applicable to transactions of the type contemplated in the Share Purchase Agreement and do not extend to licenses, permits and approvals necessary for the conduct of the Company’s business. In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any land use, safety, hazardous material, environmental or similar law, or any local or regional law. Further, we express no opinion as to the effect of or compliance with any state or federal laws or regulations applicable to the transactions contemplated by the Share Purchase Agreement because of the nature of the business of any party thereto other than the Company. Also, we express no opinion with respect to any patent, copyright, trademark or other intellectual property matter, or as to the statutes, regulations, treaties or common laws of any nation, state or jurisdiction with regard thereto.

In connection with our opinion in paragraph 5 relating to the agreements filed as exhibits to the Company Documents, we have not reviewed, and express no opinion on, (i) financial covenants or similar provisions requiring financial calculations or determinations to ascertain whether there is any such conflict or (ii) provisions relating to the occurrence of a “material adverse event” or words of similar import. In addition, our opinion relating to the agreements filed as exhibits to the Company Documents is subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts or allow non-written modifications of written contracts. Moreover, to the extent that any of the agreements filed as exhibits to the Company Documents are governed by the laws of any jurisdiction other than the State of California our opinion relating to those agreements is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those agreements.

We express no opinion as to your compliance with any federal or state law relating to your legal or regulatory status or the nature of your business.

We express no opinion as to the compliance of the Company or the sale of the Shares to the Purchasers with the provisions of the Small Business Investment Act of 1958 and the regulations thereunder.

We express no opinion as to the effect of subsequent issuances of securities of the Company, to the extent that further issuances which may be integrated with the Closing may include purchasers that do not meet the definition of “accredited investors” under Rule 501 of Regulation D and equivalent definitions under state securities or “blue sky” laws.

Our opinions with regard to the Share Purchase Agreement do not extend to forms of agreements or instruments which may be attached thereto as exhibits.

We express no opinion as to the effect of Nasdaq Marketplace Rule 4350(i), given that the Company’s stockholders have not approved the Share Purchase Agreement and the issuance of the Shares.

We express no opinion as to any provision purporting to waive objections to the laying of venue or to forum on the basis of forum non conveniens, in connection with any litigation arising out of or pertaining to the Share Purchase Agreement.

This opinion letter is rendered as of the date first written above solely for your benefit in connection with the Share Purchase Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

We advise you that some of our lawyers are stockholders of the Company.

Very truly yours,

BROBECK, PHLEGER & HARRISON LLP

EXHIBIT B

SECOND CLOSING AGREEMENT

This SECOND CLOSING AGREEMENT is made as of            , 2002 (the “Second Closing Agreement”) by and between P-COM, INC., a Delaware corporation (the “Company”), and the investors listed on Schedule I hereto (each an “Investor” and collectively, the “Investors”).

RECITAL

A.  The Company and certain investors of the Company are parties to that certain Share Purchase Agreement dated as of June        , 2002 (as the same may be amended, restated, supplemented, or otherwise modified, the “Purchase Agreement”).

B.  The Purchase Agreement provides for the sale of up to 92,857,142 shares of Common Stock, and such shares not issued and sold on the Closing Date (such Shares being referred to herein as the “Additional Shares”) may be issued and sold at any time on or prior to July        , 2002, subject to the terms and conditions contained in the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth herein, the parties hereto hereby agree as follows:

1.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms have the meaning ascribed to them in the Purchase Agreement.

2.	SALE AND PURCHASE OF SHARES

Pursuant to Section 3(e) of the Purchase Agreement, the Company agrees to sell to each Investor, and each Investor severally agrees to purchase from the Company, the number of Additional Shares set forth opposite each Investor’s name on Schedule I attached hereto at the Per Share Price.

3.	SECOND CLOSING

The closing of the sale and purchase of the Additional Shares by the Investors (the “Second Closing”) shall occur at the offices of Brobeck Phleger & Harrison, counsel to the Company, at 123 El Camino Real, San Diego, California at 9:00 a.m. local time on            , 2002 or such other place, time and date as may be agreed by the parties (the “Second Closing Date”). At the Second Closing, the Company will deliver to each Investor a certificate evidencing the number of Additional Shares such Investor is purchasing, which shall be registered in such Investor’s name as stated on Schedule I attached hereto, against delivery to the Company of payment of an amount equal to the purchase price of the number of Additional Shares being purchased by such Investor.

B-1

APPENDIX II

P-COM, INC.

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information:

1.	Pursuant to the “Selling Shareholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:

2.
Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

3.	Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

_____ Yes            _____No

If yes, please indicate the nature of any such relationships below:

APPENDIX III

PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE

The undersigned, an officer of, or other person duly authorized by

[fill in official name of individual or institution]

hereby certifies that he/she/it is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on                     , 200     in accordance with Registration Statement number 333-            , and complied with the requirement of delivering a current prospectus in connection with such sale.

Print or Type:

Name of Purchaser (Individual or Institution):

Name of Individual representing Purchaser (if an Institution)

Title of Individual representing Purchaser (if an Institution):

Signature:

Individual Purchaser or Individual representing Purchaser: